Exhibit 99.1

Altimeter Growth Corp. 2 Announces Pricing of Upsized $400,000,000 Initial Public Offering

January 7, 2021

MENLO PARK--Altimeter Growth Corp. 2 (“AGC 2”) announced today the pricing of its upsized initial public offering of 40,000,000 Class A ordinary shares at $10.00 per share. The shares will be listed on The New York Stock Exchange in the United States and trade under the ticker symbol “AGCB” beginning on January 7, 2021. AGC 2 expects the initial public offering to close on January 11, 2021, subject to customary closing conditions.

AGC 2 has also entered into a forward purchase agreement for the purchase of up to 5,000,000 forward purchase shares with Altimeter Partners Fund, L.P., an affiliate of Altimeter Growth Holdings 2. Any such purchase will take place in a private placement that will close substantially concurrently with the closing of AGC 2’s initial business combination.

AGC 2 is led by Brad Gerstner, and is a newly organized blank-check company formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization, or similar transaction with one or more businesses or entities.

Citigroup Global Markets Inc., Goldman Sachs & Co., LLC, and Morgan Stanley & Co. LLC are acting as book-running managers in the offering. AGC 2 has granted the underwriters a 45-day option to purchase up to 5,000,000 additional Class A ordinary shares at the initial public offering price to cover over-allotments, if any.

AGC 2 is making the initial public offering only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-831-9146; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282; Telephone: (866) 471-2526; Morgan Stanley & Co. LLC, c/o Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on January 6, 2021.

This press release shall not constitute an offer to sale or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of any such state or jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond AGC 2’s control, including those described in the Risk Factors section of AGC 2’s registration statement and preliminary prospectus for AGC 2’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. AGC 2 undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About AGC 2

AGC 2 is a newly organized blank-check company formed by an affiliate of Altimeter Capital Management, LP (“Altimeter”). Altimeter is a technology-focused investment firm based in Menlo

Park, CA and Boston, MA, with approximately $16.3 billion of assets under management as of December 31, 2020.

Media Contact

Altimeter Growth Corp. 2

Megan Sabel

617-310-6182

megan@altimeter.com